 CONTRATO DE COMPRAVENTA DE ACCIONES SPA -
SHARES PURCHASE AGREEMENT SPA

Diego Fernando Ramírez Pardo, Orladis Acero De Ospina, Mary Luz González Cortez, Olga Lucia Ruge León, Pharmades S.A.S (representada en este acto por Rigoberto Jaramillo Aguirre tal y como consta en el certificado de existencia y representación legal que se adjunta como Anexo 1), María Yolima Pedraza Moreno,  Diana Patricia Elizalde Arias, Jair Fernely Osuna López, Luis Gerardo Tovar Osorio, Lucelida Castañeda de Corredor, Inversiones Montearroyo Asociados S.A.S. (representada en este acto por , María Amidia Urrego Linares. tal y como consta en el certificado de existencia y representación legal que se adjunta como Anexo 2), Adriana Elizabeth Pérez Medina, Angie Zulanny Jimenez Castellanos, Inversiones Multicentro S.A.S. (representada en este acto por Leonardo Reyes Trujillo tal y como consta en el certificado de existencia y representación legal que se adjunta como Anexo 3), quienes en adelante se denominarán conjuntamente los “Vendedores” todos ellos identificados como aparece al pie de su firma,
Y

FLORA GROWTH CORP, es una compañía regida por las leyes de Canadá, domiciliada en Toronto Canadá, representada en este documento por SERGIO DAMIÁN LÓPEZ, identificado con pasaporte No. HP135667, en su calidad de Primer Director, (en adelante denominado en este documento como EL COMPRADOR o FLORA)

Para efectos del presente Contrato, LOS VENDEDORES y EL COMPRADOR serán denominados conjuntamente como las “Partes”, o individualmente cada uno y cuando proceda, como la “Parte”.

Las Partes, en la calidad en que intervienen, aseguran tener la capacidad legal necesaria para obligarse en los términos del presente Contrato previas las siguientes:

1.  Consideraciones

1.1	Que Grupo Farmacéutico Cronomed S.A.S es una sociedad constituida y actualmente existente bajo las leyes de la República de Colombia y con NIT 900013075-3 (“Cronomed” o la “Compañía”).

1.2	Que los Vendedores son los únicos propietarios de ciento treinta y cuatro (134) acciones, representativas del cien por ciento (100%) del capital social de Cronomed (las “Acciones”).

Diego Fernando Ramírez Pardo, Orladis Acero De Ospina, Mary Luz González Cortes, Olga Lucia Ruge León, Pharmades SAS (represented in this act by Rigoberto Jaramillo Aguirre as stated in the certificate of existence and legal representation attached as Annex 1), María Yolima Pedraza Moreno, Diana Patricia Elizalde Arias, Jair Fernely Osuna López, Luis Gerardo Tovar Osorio, Lucelida Castañeda de Corredor, Inversiones Montearroyo Asociados SAS (represented in this act by, María Amidia Urrego Linares. as stated in the certificate of existence and legal representation attached as Annex 2), Adriana Elizabeth Pérez Medina, Angie Zulanny Jimenez Castellanos, Inversiones Multicentro S.A.S. (represented in this act by Leonardo Reyes Trujillo as it appears in the certificate of existence and legal representation that is attached as Annex 3), who hereinafter will be jointly called the "Sellers" all of them identified as appears at the bottom of their signature;

AND

FLORA GROWTH CORP, is a company governed by the laws of Canada, domiciled in Toronto Canada, represented in this document by SERGIO DAMIÁN LOPEZ, identified with passport No. HP135667, in his capacity as First Director, (hereinafter referred to in this document as THE BUYER or FLORA,

For the purposes of this Agreement, THE SELLER and THE BUYER will be referred to jointly as the "Parties", or individually each and when appropriate, as the "Party".

The Parties, in the capacity in which they intervene, ensure that they have the necessary legal capacity to be bound by the terms of this Contract prior to the following:

1.  Considerations

1.1	That Grupo Farmacéutico Cronomed S.A.S is a company incorporated and currently existing under the laws of the Republic of Colombia and with NIT 900013075-3 (“Cronomed” or the “Company”).

1.2	That the Sellers are the sole owners of one hundred thirty-four (134) shares, representing one hundred percent (100%) of Cronomed's capital stock (the “Shares”)

1.3
Que, los accionistas de CRONOMED dueños del 100% de la participación de capital de la compañía, aprobaron la venta del 100% de las acciones suscritas y de toda la propiedad industrial que se encuentra bajo registro de la sociedad, aprobada mediante Acta de Asamblea de Accionistas, documento que anexo que hace parte integral del presente contrato.

1.3
That, the shareholders of CRONOMED, who own 100% of the company's capital participation, approved the sale of 100% of the subscribed shares and of all the industrial property that is under registration of the company, approved by Act of the Shareholders' Meeting, a document that is attached as an integral part of this contract.

1.4
Que, los accionistas de CRONOMED desean vender, y FLORA desea comprar, el cien por ciento (100%) de las Acciones en los términos y sujeto a las condiciones que se establecen en este Contrato (la “Transacción” o el “negocio”),

1.5	Que, el capital de CRONOMED Autorizado, suscrito y Pagado se encuentra representado a la fecha de este acuerdo de la siguiente manera:

Capital autorizado	Capital suscrito	Capital pagado
1.000.000.000	670.000.000	670.000.000

1.6	Que, teniendo en cuenta lo anterior, la participación accionaria de la compañía será la siguiente:

Accionistas	Porcentaje de participación accionaria
FLORA	100%

1.7	Que el cierre del negocio se entenderá, una vez se realice el pago completo del valor de la compra y la transferencia de las acciones correspondientes.

1.8	Que, para el cierre final del negocio, FLORA podrá suscribir el mencionado documento, a través de cualquiera de sus sucursales.

2. Objeto

FLORA, adquiere el 100% y de la participación accionaria de la sociedad CRONOMED, incluyendo divisiones, unidades de negocio, clientes, contratos y sin limitarse a todos los activos, bienes muebles, propiedad industrial, patentes y marcas etc, las acreencias laborales, las acreencias comerciales o tributarias que tenga CRONOMED, las cuales NO serán asumidas por FLORA..

1.4
That, the shareholders of CRONOMED wish to sell, and FLORA wish to buy, one hundred percent (100%) of the Shares under the terms and subject to the conditions established in this Agreement (the “Transaction” or the “business”) , including divisions, business units, clients, contracts and without being limited to all assets, personal property,

1.5	That, the CRONOMED Authorized, subscribed and Paid capital is represented as of the date of this agreement as follows: agreement as follows:

Authorized Capital	Subscribed Capital	Paid-in Capital
1.000.000.000	670.000.000	670.000.000

1.6	That, Considering the above, the company's shareholding will be as follows:

Shareholder	Participation Shares percentage
FLORA	100%

1.7	That the closing of the business will be understood, once the full payment of the purchase value and the transfer of the corresponding shares is made.

1.8	That, for the final closing of the business, FLORA may sign the aforementioned document, through any of its branches.

2. Object.

FLORA acquires 100% and of the shareholding of CRONOMED, including divisions, business units, clients, contracts and without being limited to all assets, movable property, industrial property, patents and trademarks, etc. Not including liabilities, labor claims, commercial or tax claims and any other debt that CRONOMED has, which will NOT be assumed by FLORA.

Las partes se comprometen a actuar de conformidad con las normas aquí establecidas. Cada una de las Partes acuerda que en caso de discrepancias o contradicciones entre lo acordado en el presente Contrato y cualquiera de las secciones de los Estatutos de la Sociedad, prevalecerá el presente Contrato. De conformidad con la ley colombiana, las partes se comprometen a modificar los Estatutos de la Sociedad CRONOMED para que sean compatibles con el presente Contrato.

3. Alcance

Las obligaciones y derechos de los Accionistas en virtud del presente, se extenderán a todas las nuevas Acciones de la Sociedad y a los certificados temporales de las mismas que puedan adquirir en el futuro, ya sea por compra o por cualquier otro título, por ejemplo, y entre otras cosas, el cobro de dividendos de las acciones, la capitalización de reservas, las nuevas emisiones, la conversión y/o la capitalización de las aportaciones para nuevos aumentos de capital. La palabra "Acciones" incluirá todas las nuevas acciones y certificados temporales de la Sociedad que puedan existir en cualquier momento.

4.  Precio Y Forma De Pago

4.1. PRECIO. La Parte Compradora pagará a la Parte Vendedora, la suma de Tres Mil Cuatrocientos Sesenta Y Ocho Millones Seiscientos Treinta Y Un Mil Doscientos Pesos M/L. ($ 3.468.631.200)

4.2. Forma de Pago: El Precio será pagado a los Vendedores en el momento de la transferencia de las Acciones al Comprador, libre de cualquier gravamen, a las cuentas bancarias indicadas por los Vendedores en el Anexo 2.2.1. El Precio se distribuirá entre los Vendedores según su porcentaje de participación en el capital de Cronomed y representará el pago íntegro de las Acciones.

5. Cierre

5.1. Entregas

Tras la ejecución de este acuerdo (Fecha de Cierre):

5.2. Entregas de Cronomed y/o de los Vendedores en la Fecha de Cierre:

a.
Los Vendedores transferirán y entregarán los títulos originales representativos de las Acciones debidamente endosados a favor del Comprador (o de la entidad que éste designe para tal efecto). Libre de cualquier gravamen

The parties agree to act in accordance with the rules established herein. Each of the Parties agrees that in the event of discrepancies or contradictions between what is agreed in this Agreement and any of the sections of the Company's Bylaws, this Agreement shall prevail. In accordance with Colombian law, the parties agree to modify the Bylaws of the CRONOMED. Company so that they are compatible with this Agreement.

3.  Scope

The obligations and rights of the Shareholders hereunder shall extend to all the new Shares of the Company and to the temporary certificates of the same that they may acquire in the future, either by purchase or by any other title, for example, and between other things, the collection of dividends from the shares, the capitalization of reserves, new issues, the conversion and / or the capitalization of contributions for new capital increases. The word "Shares" shall include all new shares and temporary certificates of the Company that may exist at any time.

4. Price and Method of Payment:

4.1. PRICE. The Buyer will pay the Seller the sum of Three Thousand Four Hundred Sixty-Eight Million Six Hundred Thirty-One Thousand Two Hundred Pesos M / L. ($ 3,468,631,200)

4.2 What to Pay: The Price shall be payable to the Sellers upon transfer of the Shares to the Buyer, free and clear of any encumbrances, to the bank accounts indicated by the Sellers in Annex 2.2.1. The Price will be distributed among the Sellers according to their percentage of participation on the capital of Cronomed and shall represent payment in full for the Shares.

5.  Closing

5.1 Deliveries

Upon execution of this Agreement (the “Closing Date”):

5.2. Deliveries of Cronomed and / or the Sellers on the Closing Date:

a.
The Sellers will transfer and deliver the original titles representing the Shares duly endorsed in favor of the Buyer (or the entity designated by the latter for that purpose), free and clear of any encumbrances.

b.
El representante autorizado de Cronomed aportará constancia de la inscripción  en el libro de registro de accionistas al Comprador (o a la entidad que éste designe para tal efecto) como titular de las Acciones, que deberán representar, en su conjunto, el cien por ciento (100%) del capital social de Cronomed.

c.
Los Vendedores entregarán al Comprador (o de la entidad que éste designe para tal efecto) los documentos necesarios que evidencien la obtención previa de todas las autorizaciones y consentimientos corporativos requeridos para la enajenación de las Acciones libres de Gravámenes, requeridas por los estatutos de las sociedades vendedoras, de la Sociedad, o por la que Ley Aplicable.

d.
Entregar una certificación original suscrita por el Representante Legal de Cronomed y por los Vendedores donde conste que las Declaraciones y Garantías son verdaderas en todos sus aspectos a la Fecha de Cierre.

e.
Entregar cualquier otro documento exigido en el presente Contrato o en cualquiera de los documentos de la transacción, o que por la Ley Aplicable sean exigibles a la Fecha de Cierre o necesarios o adecuados para llevar a cabo la finalización de las transacciones aquí contempladas (el “Cierre”).

f.
Entregar constancia del registro, libre de Gravámenes, a nombre de la Compañía de treinta y cinco (35) licencias con cincuenta (50) marcas de productos farmacéuticos vigentes, trece (13) licencias debidamente radicadas y en trámite ante el Invima, así como los documentos, estudios e investigaciones de seis (6) dossiers en desarrollo (en conjunto los “Intangibles”),

g.
Entregar debidamente suscritos los contratos de compraventa de productos (los “Contratos de Suministro”) entre Cronomed y los Vendedores que venían comprando a Cronomed, los cuales deberán incluir la obligación de los Vendedores de seguir comprando a la Compañía de acuerdo a su promedio de compras del año anterior a la Fecha de Firma. Los Contratos de Suministro deberán tener una vigencia mínima de tres (3) años.

h.
En caso de ser aplicable, las constancias de las autorizaciones de terceros requeridas en los contratos en los cuales el cambio de control de la Compañía de lugar a la terminación o modificación de los términos del respectivo contrato. En caso de que dicha autorización no sea requerida, se entrará una certificación, suscrita por el representante legal de Cronomed, de que dichas autorizaciones no son aplicables en ninguno de los contratos de la Compañía.

b.
The authorized representative of Cronomed will provide evidence of the registration of the Buyer (or the entity designated by him for that purpose) as the owner of the Shares, which must represent, as a whole, one hundred percent (100% ) of Cronomed's share capital.

c.
The Sellers will deliver to the Buyer (or the entity that the latter designates for that purpose) the necessary documents evidencing the prior obtaining of all authorizations and corporate consents required for the sale of the Liens-free Shares, required by the statutes. of the selling companies, of the Company, or by the Applicable Law.

d.	Deliver an original certification signed by Cronomed's Legal Representative and by the Sellers stating that the Declarations and Guarantees are true in all their aspects as of the Closing Date.

e.
Deliver any other document required in this Contract or in any of the transaction documents, or that are required by Applicable Law on the Closing Date or are necessary or adequate to carry out completion of the transactions contemplated herein (the “Closing”).

f.
Deliver proof of the registration, free of Liens, in the name of the Company of forty-one (41) current health records, thirteen (13) health records ready for filing with INVIMA, fifty-six (56) trademarks, as well such as the documents, studies and investigations of six (6) dossiers in development (together the "Intangibles").

g.
Deliver duly signed product sale contracts (the “Supply Contracts”) between Cronomed and the Sellers who had been buying from Cronomed, which must include the obligation of the Sellers to continue buying from the Company according to their average purchases of the year prior to the Signature Date. The Supply Contracts must have a minimum validity of three (3) years.

h.
If applicable, the evidence of the authorizations of third parties required in the contracts in which the change of control of the Company leads to the termination or modification of the terms of the respective contract. In the event that said authorization is not required, a certification will be entered, signed by Cronomed's legal representative, that said authorizations are not applicable in any of the Company's contracts.

5.2.1. Reconocimiento de Cronomed y Vendedores en la Fecha de Cierre

Al ejecutar este Acuerdo, los Vendedores acusan recibo del documento entregado de conformidad con la Sección 5.2.2 (a) y reconocen que el Precio de las Acciones se ha pagado en su totalidad.

5.2.2 Entregas del Comprador en la Fecha de Cierre:

En la Fecha de Cierre el Comprador deberá:

a.	Entregar el comprobante del pago completo del Precio a los Vendedores de acuerdo con la forma de pago indicada en la Sección 4.2.

b.
Entregar a Cronomed los documentos corporativos del Comprador que evidencien la obtención previa de las autorizaciones y consentimientos corporativos requeridos para la celebración y ejecución del presente Contrato.

c.
Entregar cualquier otro documento exigido en el presente Contrato o en cualquiera de los documentos de la Transacción exigibles a la Fecha de Cierre o necesarios o adecuados para llevar a cabo el Cierre.

5.2.2.2 Reconocimiento del Comprador en la Fecha de Cierre:

Al ejecutar este Acuerdo, el Comprador acusa recibo de las Acciones Adquiridas.

6.1	Obligación posterior al Cierre
A más tardar, dentro de los quince (15) días hábiles siguientes al cierre, el Comprador tomará todas las medidas necesarias para que Cronomed cancele, dentro de dicho plazo, (i) la cuenta por pagar que esta sociedad tiene con Inversiones Montearroyo Asociados S.A.S. por el valor que sea reflejado en los Estados Financieros de Corte, y hasta por uno máximo de quinientos millones de pesos  (COP $ 500.000.000), y (ii) la cuenta por pagar que esta sociedad tiene con Nicolas Pérez Orjuela por el valor que sea reflejado en los Estados Financieros de Corte, y hasta por un máximo de cuarenta millones de pesos (COP $ 40.000.000)

5.2.1. Acknowledgement of Cronomed and Sellers on the Closing Date

By executing this Agreement, the Sellers acknowledge receipt of the document delivered pursuant to Section 5.2.2(a) and acknowledge that the Price for the Shares has been paid in full.

5.2.2. Deliveries of the Buyer on the Closing Date:

On the Closing Date, the Buyer shall:

a.	Deliver evidence of payment in full of the Price to the Sellers in accordance with the payment method indicated in Section 4.2.

b.	Deliver to Cronomed the Buyer's corporate documents evidencing the prior obtaining of the authorizations and corporate consents required for the execution and execution of this Contract.

c.	Deliver any other document required in this Contract or in any of the Transaction documents required on the Closing Date or necessary or appropriate to carry out the Closing.

5.2.2.2 Acknowledgement of the Buyer on the Closing Date:

By executing this Agreement, the Purchaser acknowledges receipt of the Purchased Shares.

6. Post-Closing Obligation

At the latest, within fifteen (15) Business Days following the Closing, the Buyer will take all the necessary measures for Cronomed to cancel, within said period, (i) the account payable that this company has with Inversiones Montearroyo Asociados SAS for the value that is reflected in the Financial Statements of the Court, and up to a maximum of five hundred million pesos (COP $ 500,000,000), and (ii) the account payable that this company has with Nicolas Perez Orjuela for the value that be reflected in the Financial Statements of Court, and up to a maximum of forty million pesos (COP $ 40,000,000).

7. Declaraciones y Garantías de LOS VENDEDORES, CRONOMED y de la Subsidiaría.
LOS VENDEDORES manifiestan y garantizan a FLORA y al Cierre, los siguientes aspectos relativos a CRONOMED, su Subsidiaría y a las Acciones según se indica en cada una de los siguientes puntos:
7.1. Constitución de CRONOMED y de su Subsidiaría.

CRONOMED y su Subsidiaría son sociedades comerciales colombianas, domiciliadas en Bogotá, constituidas y vigentes de conformidad con las leyes de la República de Colombia y cuentan con todas las atribuciones corporativas y con todos los permisos, autorizaciones, Licencias Administrativas, registros y consentimientos requeridos para desarrollar las actividades que constituyen su objeto social. De acuerdo con lo mencionado anteriormente

7.2. Autorizaciones.

CRONOMED, LOS VENDEDORES y su Subsidiaría han obtenido, y mantienen vigentes, todas las autorizaciones requeridas bajo la Ley Aplicable para la firma y ejecución de todas las obligaciones de las que son parte bajo el presente Contrato, así como de los documentos de la Transacción de los que sean parte.

7.3. Inexistencia de Impedimentos.

CRONOMED, LOS VENDEDORES y su Subsidiaría, después de haber hecho las averiguaciones pertinentes, no tienen conocimiento de la existencia de ninguna norma o decisión de autoridad competente o cualquiera otra restricción (preliminar, temporal o permanente), aplicable a LOS VENDEDORES, a la Compañía o a su Subsidiaría que prohíba, restrinja o limite la ejecución o la formalización de la Transacción o las obligaciones objeto de los Documentos de la Transacción.

7.4. Composición de Capital de CRONOMED.

a. El capital suscrito y pagado de CRONOMED asciende a la cantidad seiscientos setenta millones de pesos (COP $670.000.000) y se encuentra dividido ciento treinta y cuatro (134) acciones ordinarias de valor nominal de cinco millones de pesos (COP $5.000.000) cada una.

b. Los Vendedores son los únicos y exclusivos propietarios de las acciones existentes y en circulación de Cronomed que representan el cien por ciento (100%) del capital social, todas las cuales se encuentran libres de cualesquiera Gravámenes, prendas, fiducias, opciones, medidas cautelares, litigios, demandas civiles, usufructos, acuerdos de voto, acuerdos de accionistas, no han sido enajenadas ni prometidas en venta, salvo por la Transacción, y, en general, no soportan ningún tipo de Gravamen, restricción o afectación que impida, limite o restrinja la ejecución del Contrato.

7. Representations and Warranties of the sellers and CRONOMED and the Subsidiary

THE SELLERS declare and guarantee to FLORA, on the Closing Date, the following aspects related to CRONOMED, and the Shares as indicated in each of the following points:

7.1. Constitution of CRONOMED and its Subsidiary

CRONOMED and its Subsidiary is a Colombian commercial company, domiciled in Bogotá, constituted and in force in accordance with the laws of the Republic of Colombia and has all the corporate attributions and with all the permits, authorizations, Administrative Licenses, records and consents required to develop the activities that constitute its corporate purpose in accordance with past practice.

7.2. Authorizations

CRONOMED, THE SELLERS and its Subsidiary have obtained, and maintain in force, all the authorizations required under Applicable Law for the signing and execution of all the obligations to which they are party under this Contract, as well as the Transaction documents of which be a part.

7.3. Non-existence of Impediments.

CRONOMED and THE SELLERS, after having made the pertinent inquiries, are not aware of the existence of any rule or decision of the competent authority or any other restriction (preliminary, temporary or permanent), applicable to THE SELLERS, to the Company, that prohibits, restrict or limit the execution or formalization of the Transaction or the obligations that are the object of the Transaction Documents.

7.4 Cronomed Capital Composition.

a.
The subscribed and paid capital of Cronomed amounts to the amount of six hundred and seventy million pesos (COP $ 670,000,000) and is divided into one hundred thirty-four (134) ordinary shares with a nominal value of five million pesos (COP $ 5,000 .000) each.

b.
The Sellers are the sole and exclusive owners of the existing and outstanding shares of Cronomed that represent one hundred percent (100%) of the capital stock, all of which are free of any Liens, pledges, trusts, options, Precautionary measures, litigation, civil lawsuits, usufructs, voting agreements, shareholders agreements, have not been sold or promised for sale, except for the Transaction, and, in general, do not support any type of Tax, restriction or affectation that prevents, limit or restrict performance of the Contract.

c. Las acciones existentes y en circulación de CRONOMED que representan el cien por ciento (100%) del capital social, se encuentran libres de cualesquiera Gravámenes, prendas, fiducias, opciones, medidas cautelares, litigios, demandas civiles, usufructos, acuerdos de voto, acuerdos de accionistas, no han sido enajenadas ni prometidas en venta, salvo por la Transacción, y, en general, no soportan ningún tipo de Gravamen, restricción o afectación que impida, limite o restrinja la ejecución del Contrato.
d. Todas las Acciones han sido debidamente emitidas y suscritas e íntegramente pagadas.
e. Las Acciones se encuentran debidamente representadas en los títulos representativos de las Acciones los cuales han sido emitidos antes de la Fecha de Cierre en debida forma y con sujeción a la Ley Aplicable según se encuentra o se encontrarán a la Fecha de Cierre reflejado en el libro de registros de accionistas.
f. Todas las Acciones corresponden a acciones ordinarias. No existen en CRONOMED acciones preferenciales, privilegiadas o con derechos especiales (salvo por el derecho de preferencia establecido en los estatutos sociales), u otro tipo de acciones o títulos o bonos o deuda convertible en acciones, ordenes, u otros derechos u opciones respecto de cualquier título emitido por dicha Compañía o cualquier otro título valor que de derecho al tenedor y/o propietario a recibir acciones de CRONOMED o cualquier participación en el capital de dicha Compañía
g. CRONOMED y su Subsidiaría no han: (i) aprobado, prometido o de cualquier manera se han comprometido a emitir, colocar o readquirir en el futuro acciones (ii) prometido, decretado o comprometido al pago de dividendos o beneficios en el futuro; (iii) emitido bonos convertibles en acciones; ni (iv) prometido en venta o ha otorgado opciones para la adquisición de sus acciones, cuotas o cualquier otro título valor que de derecho al tenedor y/o propietario a recibir acciones o cuotas de CRONOMED o su Subsidiaría, o cualquier participación en el capital o cualquier derecho que pueda modificar la composición del capital de CRONOMED o su Subsidiaría
h. LOS VENDEDORES no están sujetos a obligación alguna de emitir, vender, entregar, redimir, o de cualquier manera transferir acciones o cualquiera otro título emitido por CRONOMED o excepto por lo previsto en el presente Contrato.
i. Una vez se realice el pago del Precio a LOS VENDEDORES previsto en el presente Contrato, FLORA podrá ejercer los derechos políticos y económicos que les son inherentes a las Acciones.

c.
The existing and outstanding shares of CRONOMED that represent one hundred percent (100%) of the capital stock, are free of any Liens, pledge, trust, options, precautionary measures, litigation, civil lawsuits, usufructs, voting agreements, shareholder agreements, have not been sold or promised for sale, except for the Transaction, and, in general, do not support any type of Tax, restriction or affectation that prevents, limits or restricts the execution of the Contract.

d.	All the Shares have been duly issued and subscribed and paid in full.

e.
The Shares are duly represented in the securities representing the Shares which have been issued before the Closing Date in due form and subject to Applicable Law as found or will be found on the Closing Date reflected in the shareholder record book.

f.
All Shares correspond to ordinary shares. There are no preferential, privileged or special rights shares in CRONOMED (except for the preferential right established in the corporate bylaws), or other types of shares or securities or bonds or debt convertible into shares, orders, or other rights or options with respect to any title issued by said Company or any other security that entitles the holder and / or owner to receive CRONOMED shares or any participation in the capital of said Company or its Subsidiary.

g.
CRONOMED and its Subsidiary have not: (i) approved, promised or otherwise committed to issue, place or reacquire in the future shares (ii) promised, decreed or committed to the payment of dividends or benefits in the future; (iii) issued bonds convertible into shares; nor (iv) promised for sale or has granted options for the acquisition of its shares, quotas or any other security that entitles the holder and / or owner to receive shares or quotas from Cronomed or its Subsidiary, or any participation in the capital or any right that may modify the composition of the capital of Cronomed or its Subsidiary. Neither Cronomed, nor its Subsidiary,

h.
THE SELLERS are not subject to any obligation to issue, sell, deliver, redeem, or in any way transfer shares or any other security issued by Cronomed or its Subsidiary except as provided in this Agreement.

i.	Once the payment of the Price to the Sellers provided for in this Agreement is made, the Buyer may exercise the political and economic rights that are inherent to the Shares.

7.5. Estatutos y documentos de existencia y representación de CRONOMED
Las copias de las actas, reformas estatutarias y el documento privado de constitución de CRONOMED puestas a disposición de FLORA constituyen copia completa y verdadera de las escrituras de constitución y de todas las posteriores reformas estatutarias de CRONOMED, efectuadas hasta la Fecha de Cierre.

7.6. Estados Financieros.
a.	Se incluyen como anexo los estados financieros de CRONOMED con corte a treinta y uno (31) de diciembre de dos mil diecinueve (2019) “Estados Financieros”).
b.
Los Estados Financieros (i) son verdaderos, correctos y completos, (ii) presentan verazmente la situación patrimonial y financiera de CRONOMED, así como sus activos, pasivos y resultados de operaciones y flujos de caja de CRONOMED en las fechas y durante los períodos indicados en dichos Estados Financieros, todo ello de conformidad con los Principios de Contabilidad Generalmente aceptadas en Colombia, aplicando la estandarización de Normas Internacionales Financieras. (iii) han sido elaborados de conformidad con los Principios de Contabilidad y están en concordancia con los libros y registros de CRONOMED y con las políticas contables de CRONOMED, las cuales han sido aplicadas de forma apropiada y consistente durante el ejercicio a que se refieren; (iv) no omiten información material que deba ser revelada de conformidad con la Ley Aplicable o este Contrato, salvo la información que Los Vendedores suministraron a Los Compradores en la etapa precontractual y que es de pleno conocimiento para los mismos

c.
Cronomed no tiene ningún endeudamiento, pasivo u obligación pendiente, ya sea devengado, absoluto, contingente o de otro tipo, y no es parte ni está obligado por ningún acuerdo de fianza, garantía, indemnización o asunción, o endoso de, o cualquier otro compromiso similar con respecto a la obligaciones, pasivos o endeudamiento de cualquier persona, Cronomed no ha asumido obligaciones o responsabilidades (efectivas o contingentes) de ningún tipo, que no se encuentren debidamente reflejadas o que no hayan sido debidamente provisionadas en los Estados Financieros. Los Estados Financieros no contienen declaraciones falsas o incorrectas, y han sido preparados de acuerdo con los Principios Contables, aplicando la estandarización de las Normas Financieras Internacionales y no omiten información que pueda afectar la situación patrimonial, financiera o de resultados de Cronomed..

7.5 By laws and documents of existence and representation of CRONOMED.

The copies of Cronomed's articles of incorporation and constitutional amendments made available to the Buyer constitute a complete and true copy of the articles of incorporation and of all subsequent Cronomed statutory amendments, carried out until the Closing Date.

7.6 Financial statements.

a.	Included as Annex 5.1.10 are Cronomed's financial statements as of December thirty-one (31), two thousand nineteen (2019) “Financial Statements”).

b.
The Financial Statements (i) are true, correct and complete, (ii) present truthfully the equity and financial situation of Cronomed, as well as its assets, liabilities and results of operations and cash flows of Cronomed on the dates and during the periods indicated in said Financial Statements, all in accordance with the Accounting Principles Generally accepted in Colombia, applying the standardization of International Financial Standards. (iii) they have been prepared in accordance with the Accounting Principles and are in accordance with Cronomed's books and records and with Cronomed's accounting policies, which have been applied appropriately and consistently during the fiscal year to which they refer; (iv) do not omit information material that must be disclosed in accordance with Applicable Law or this Agreement, Except for the information that The Sellers provided to The Buyers in the pre-contractual stage and that is fully known to them.

c.
Cronomed has no outstanding indebtedness, liability or obligation, whether accrued, absolute, contingent or otherwise, and is not party to or bound by any suretyship, guarantee, indemnification or assumption agreement, or endorsement of, or any other similar commitment with respect to the obligations, liabilities or indebtedness of any person,, which are not duly reflected or which have not been duly provisioned in the Financial Statements. The Financial Statements do not contain any false or incorrect statements, and have been prepared in accordance with the Accounting Principles, applying the standardization of International Financial Standards and do not omit information that may affect the equity, financial or results situation of Cronomed.

d.	CRONOMED ha aplicado correctamente los Principios de Contabilidad sobre provisión para deudas, pérdidas u obligaciones de dudoso recaudo.
e.
Todas las cuentas por cobrar u otros créditos de CRONOMED son legítimos y cobrables en su monto total, salvo aquellos para los que CRONOMED ha constituido las oportunas provisiones o reservas contables en los Estados Financieros y en la cuantía de tales provisiones y reservas.

7.7. Subsidiarias de CRONOMED
CRONOMED es propietaria del cien por ciento (100%) del capital de Labcofarm Laboratorios S.A.S. CRONOMED no es propietaria ni directa ni indirectamente, ni tiene participación en el capital social o patrimonio de ninguna persona diferente a la Subdiaría

7.8. Inexistencia de contratos o cuentas con Partes Afiliadas.
Con excepción de lo contenido en el Anexo de revelaciones, ni los Vendedores ni sus Afiliadas, tienen vigentes contratos, acuerdos, cuentas por cobrar, cuentas por pagar o relaciones comerciales de ningún tipo y bajo ninguna forma con CRONOMED o su Subsidiaría, diferentes a los Contratos de Suministro.

7.9. Libros y registros.
a. b.
Los libros y papeles de contabilidad principales y auxiliares, el libro de registro de accionistas, el libro de actas, las cuentas bancarias y todos los demás libros corporativos, anexos, soportes y papeles de CRONOMED son veraces y se han llevado de acuerdo con las normas jurídicas y las buenas prácticas del negocio, y los asuntos contenidos en los mismos son ciertos y veraces y se reflejan con precisión en los Estados Financieros.
Todas las decisiones corporativas han sido debidamente incluidas en las actas de los respectivos órganos corporativos conforme a la Ley Aplicable. No existen decisiones corporativas que no se encuentren reflejadas en los libros de CRONOMED y las actas allí incluidas son las únicas que existen y reflejan verazmente lo ocurrido en la totalidad de reuniones de los órganos sociales de CRONOMED

d.	Cronomed has correctly applied the Accounting Principles on provision for bad debts, losses or obligations.

e.
All accounts receivable or other credits from Cronomed are legitimate and collectible in their total amount, except those for which Cronomed has established the appropriate accounting provisions or reserves in the Financial Statements and in the amount of such provisions and reserves.

7.7 Subsidiaries of Cronomed.

Cronomed owns one hundred percent (100%) of the capital of Labcofarm Laboratorios S.A.S. Cronomed does not own directly or indirectly, nor does it have an interest in the capital stock or equity of any Person other than the Subsidiary.

7.8 No contracts or accounts with Affiliated Parties.

With the exception of what is contained in the Disclosure Annex, neither the Sellers nor their Affiliates have any current contracts, agreements, accounts receivable, accounts payable or commercial relationships of any kind and in no way with Cronomed or its Subsidiary, other than those Supply Contracts.

7.9 Books and records.

a.
The main and auxiliary accounting books and papers, the shareholder register book, the minute book, the bank accounts and all other corporate books, annexes, supports and papers of Cronomed are true and have been kept in accordance with legal standards and good business practices, and the matters contained therein are true and truthful and are accurately reflected in the Financial Statements.

b.
Except for the provisions in the Disclosure Annex, all corporate decisions have been duly included in the minutes of the respective corporate bodies in accordance with Applicable Law. There are no corporate decisions that are not reflected in Cronomed's books and the minutes included there are the only ones that exist and accurately reflect what happened in all meetings of Cronomed's corporate bodies.

7.10. Inexistencia de Contingencias Ocultas

CRONOMED ni su Subsidiaría no conoce obligaciones eventuales o contingentes, de dar, hacer o no hacer y en especial, las de pagar sumas de dinero, determinadas o determinables, que se originen en hechos, actos, omisiones o negocios jurídicos ocurridos o celebrados antes de la Fecha de Cierre, que no aparezcan reflejadas en los Estados Financieros de CRONOMED, y que de cualquier forma se descubran o establezcan con posterioridad a la Fecha de Cierre.

7.11. Licencias y Registros.

Salvo por lo previsto en el Anexo de Revelaciones, Cronomed y su Subsidiaria poseen todaslas Licencias Administrativas, permisos, registros públicos y demás aprobaciones necesarias para el desarrollo del negocio que ejecutan, conforme a la Ley Aplicable. Cada una de estas licencias, permisos y registros es válida, ha sido legalmente obtenido y se encuentra en plena vigencia y efecto. Ni Cronomed ni su Subsidiaria han incumplido normas jurídicas, acto de autoridad, Ley Aplicable u órdenes que sean requeridos para la conducción del giro ordinario de sus negocios y Cronomed y su Subsidiaria ha cumplido con todos los registros, inscripciones, entrega de documentos, sumisión de información ante cualquier Autoridad Gubernamental que sea requerido o aplicable de conformidad con la Ley Aplicable incluyendo inscripciones de situaciones de control o grupo empresarial si fueran aplicables. Las Licencias Administrativas habilitan a Cronomed y a su Subsidiaria (respectivamente) para desarrollar su actividad en los inmuebles, locales e instalaciones en los que se ha venido haciendo hasta la Fecha de Firma y hasta la Fecha de Cierre, en la misma forma en que se ha venido haciendo hasta dichas fechas. Cronomed y su Subsidiaria vienen desarrollando su actividad de conformidad con los términos en que la misma ha sido autorizada en las correspondientes Licencias Administrativas y no han llevado a cabo modificación alguna de las actividades o instalaciones cubiertas por las Licencias Administrativas que exijan la previa obtención de nuevas licencias o autorizaciones. Salvo por lo indicado en el Anexo de Revelaciones, Cronomed y su Subsidiaria han tenido regularmente, cumplen desde dicha obtención y mantienen plenamente vigentes las referidas Licencias Administrativas.

Todos los Productos y servicios comercializados por Cronomed y su Subsidiaria cuentan con las necesarias licencias, autorizaciones, permisos u homologaciones administrativas o de otro tipo, en su caso, y cumplen con todas las reglamentaciones técnicas, sanitarias, medioambientales o de cualquier otro tipo que le sean de aplicación.

7.10 Non-existence of Hidden Contingencies.
Cronomed, nor its Subsidiary nor the Sellers are aware of any eventual or contingent obligations, to give, do or not to do and especially, those to pay sums of money, determined or determinable, that originate in facts, acts, omissions or legal businesses that occurred or held before the Closing Date, which are not reflected in Cronomed's Financial Statements, and which are in any way discovered or established after the Closing Date.

7.11. Licenses and Registrations.

Except as provided in the Disclosure Annex, Cronomed and its Subsidiary have all the Administrative Licenses, permits, public records and other approvals necessary for the development of the business they execute, in accordance with Applicable Law. Each of these licenses, permits and registrations is valid, has been legally obtained and is in full force and effect. Neither Cronomed nor its Subsidiary have breached legal regulations, act of authority, Applicable Law or orders that are required for the conduct of the ordinary course of business and Cronomed and its Subsidiary have complied with all registrations, registrations, delivery of documents, submission of information to any Government Authority that is required or applicable in accordance with Applicable Law, including registrations of control situations or business group if applicable. The Administrative Licenses enable Cronomed and its Subsidiary (respectively) to carry out their activity in the real estate, premises and facilities in which it has been carried out until the Signature Date and until the Closing Date, in the same way in which it has been been doing until said dates. Cronomed and its Subsidiary have been carrying out their activity in accordance with the terms in which it has been authorized in the corresponding Administrative Licenses and have not carried out any modification of the activities or facilities covered by the Administrative Licenses that require the prior obtaining of new licenses or authorizations. Except for what is indicated in the Disclosure Annex, Cronomed and its Subsidiary have regularly had, have complied with since said obtaining and keep the aforementioned Administrative Licenses in full force.

All the Products and services marketed by Cronomed and its Subsidiary have the necessary administrative or other licenses, authorizations, permits or approvals, where appropriate, and comply with all technical, health, environmental or any other regulations that are applicable

7.12. Pago de Dividendos.

A la Fecha de Cierre no existe ningún dividendo decretado y pendiente de pago.

7.13. Cuentas Bancarias.

En Anexo se presenta una lista de todas las cuentas bancarias de CRONOMED describiendo su ubicación, banco, número, saldo y nombres de todas las personas que son signatarios autorizados o que tienen acceso a las mismas.

7.14. Garantías.

CRONOMED no es garante, ni ha asumido la obligación de indemnizar a terceros, ni es fiadora, codeudora, endosante en garantía, avalista, ni responsables por obligaciones de cualquier tercero.

7.15. Giro Ordinario de los Negocios

Desde la fecha de su constitución, CRONOMED y LOS VENDEDORES vienen ejecutando sus actividades dentro del giro ordinario de sus negocios.

7.16. Contratos, Clientes y Proveedores.

El Anexo 5.1.19 contiene copias de los principales contratos escritos celebrados por Cronomed y su Subsidiaria. Dichas copias constituyen una copia completa y fiel de todos y cada uno de los contratos más relevantes celebrados y actualmente vigentes. Asimismo, el Anexo 5.1.19 (a) incluye completa y verdaderamente los principales términos y condiciones de los contratos verbales o relaciones comerciales indocumentadas más relevantes para la operación del negocio de Cronomed y su Subordinada (los contratos mencionados en esta sección (a) la "Contratos").

a.	El Anexo 5.1.19 (b) contiene una lista de clientes y proveedores de Cronomed y su Subsidiaria, incluyendo una descripción de los términos comerciales acordados con ellos.

b.
Los Contratos establecen obligaciones válidas, vinculantes y exigibles frente a cada una de sus contrapartes, y en los términos allí previstos. En ningún caso los Vendedores serán responsables por incumplimientos o declaraciones de nulidad de estos contratos posteriores a la Fecha de Cierre, salvo que dicho incumplimiento o declaración de nulidad se deba a hechos ocurridos antes de la Fecha de Cierre

7.12 Dividend Payment.

As of the Closing Date, there is no dividend decreed and pending payment.

7.13 Bank accounts.

A list of all Cronomed bank accounts is presented in Annex 5.1.15, describing their location, bank, number, balance and names of all persons who are authorized signatories or who have access to them.

7.14 Guarantee.

CRONOMED is not a guarantor, nor has it assumed the obligation to indemnify third parties, nor is it a guarantor, co-debtor, guarantor, guarantor, or liable for the obligations of any third party.

7.15. Ordinary Line of Business.

Since the date of its incorporation, CRONOMED and THE SELLERS have been carrying out their activities within the ordinary course of their business.

7.16. Contracts, Clients and Suppliers.

Annex 5.1.19 (a) contains copies of the main written contracts entered into by Cronomed and its Subsidiary. Said copies constitute a complete and true copy of each and every one of the most relevant contracts entered into and currently in force. Likewise, Annex 5.1.19 (a) fully and truly includes the main terms and conditions of the verbal contracts or undocumented commercial relationships most relevant to the operation of the business of Cronomed and its Subordinate (the contracts mentioned in this section (a) the "Contracts").

a.	Annex 5.1.19 (b) contains a list of customers and suppliers of Cronomed and its Subsidiary, including a description of the commercial terms agreed with them.

b.
The Contracts establish valid, binding and enforceable obligations against each of the counterparties thereof, and in the terms provided therein. In no event will the Sellers be liable for breaches or declarations of invalidity of these contracts after the Closing Date, unless said breach or declaration of invalidity is due to events that occurred prior to the Closing Date.

c.
Cronomed y su Subsidiaria están y han cumplido razonablemente con sus obligaciones contractuales bajo los Contratos y relaciones con Clientes y Proveedores. Ni los Vendedores, Cronomed o su Subsidiaria saben que existe algún reclamo, disputa, acción legal para entablar una acción o litigio contra Cronomed o su Subsidiaria y, no hay ningún reclamo pendiente derivado o relacionado con el desempeño y / o ejecución del Contratos. o relaciones con clientes y proveedores.

d.
Salvo los indicados en el Anexo de Divulgación, los Contratos y las relaciones con clientes y proveedores se han celebrado en condiciones de mercado, en debida forma y de conformidad con la Ley Aplicable.

e.
Los Vendedores declaran y garantizan que desconocen la existencia de contingencias para Cronomed o su Subsidiaria asociadas a contratos o relaciones con clientes y proveedores o que deriven de un incumplimiento total o parcial de las obligaciones de alguna de las partes de los mismos, ni pasivos contingentes que surjan de reclamos, disputas o controversias pendientes en la Fecha de Firma del Contrato asociados a dichos Contratos o relaciones con clientes y proveedores, y que no estén debidamente reflejados o divulgados en los Estados Financieros.

7.17. Inventarios.

El inventario de productos registrado en los libros contables de CRONOMED existe, se encuentra libre de Gravámenes, es propiedad de CRONOMED, y se encuentra en condiciones de ser usado o vendido en el giro ordinario de su negocio. Lo anterior se entenderá sin perjuicio de los deterioros normales que sobre estos puedan existir derivados del giro ordinario de su negocio.

7.18. Cuentas por Cobrar.

Las cuentas por cobrar de CRONOMED Y están debidamente reflejadas en los Estados Financieros y libros contables. Las cuentas por cobrar registradas en los libros contables de CRONOMED son: (i) válidas, genuinas, existentes, exigibles y cobrables y están libres de cualquier Gravamen, (ii) producto del desarrollo del giro ordinario del negocio por parte de CRONOMED, y (iii) podrán ser cobradas después de la Fecha de Cierre de acuerdo con las prácticas y los niveles habituales de la industria. Lo cual salvo culpa o dolo de LOS VENDEDORES o de los administradores, en ningún caso los hará responsables de incumplimientos o impagos futuros de esas cuentas por cobrar, que tengan lugar después de la Fecha de Cierre.

c.
Cronomed and its Subsidiary are and have been reasonably in compliance with their contractual obligations under the Contracts and under the relationships with Clients and Suppliers. Neither the Sellers, Cronomed or its Subsidiary know that there is any claim, dispute, legal action to institute an action or litigation against Cronomed or its Subsidiary and, no claim is pending derived or in relation to the compliance and / or execution of the Contracts or relationships with customers and suppliers.

d.
Except for those indicated in the Disclosure Annex, the Contracts and relationships with customers and suppliers have been entered into under market conditions, in due form and in accordance with Applicable Law.

e.
The Sellers declare and warrant that they are not aware of the existence of contingencies for Cronomed or its Subsidiary associated with the contracts or relationships with customers and suppliers or that arise from a total or partial breach of the obligations of some of the parts thereof, nor contingent liabilities arising from claims, disputes or controversies pending on the Closing Date associated with such Contracts or relationships with customers and suppliers, and that are not duly reflected or disclosed in the Financial Statements.

7.17. Inventories.

The product inventory registered in CRONOMED's accounting books exists, is free of Liens, is property of CRONOMED, and is in a condition to be used or sold in the ordinary course of its business. The foregoing shall be understood without prejudice to the normal deterioration that may exist on these derived from the ordinary course of your business.

7.18. Accounts Receivable.

CRONOMED accounts receivable is duly reflected in the Financial Statements and accounting books. The accounts receivable registered in CRONOMED´s accounting books are: (i) valid, genuine, existing, enforceable and collectible and free of any Liens, (ii) product of the development of the ordinary course of business by CRONOMED, and (iii) may be collected after the Closing Date in accordance with customary industry practices and levels. Which except the fault or intent of the seller or the administrators, in no case will it make them responsible for future non-compliance or non-payment of those accounts receivable, which take place after the Closing Date.

7.19. Representaciones y Garantías de FLORA
a.	FLORA y/o su designado, cumplirán con todas las leyes aplicables a la materia del Contrato;
b.	FLORA declara con la firma del presente que la información aquí contenida, es verdadera y correcta en la Fecha de Cierre.
c.
FLORA declara y garantiza que posee todas las facultades para realizar la compra y que cuenta con la autorización que se requiera, por la cuantía de la transacción, debidamente avalada por la asamblea de accionistas, si fuere el caso.

8.Costos, Gastos Y Cargos.

Salvo que las Partes acuerden lo contrario por escrito, cada Parte sufragará sus propios costos, gastos y honorarios relacionados con la realización de las actividades establecidas en el presente contrato de compraventa de acciones.

9.Confidencialidad y No Divulgación

Cada una de las Partes acuerda que la existencia del presente contrato de compraventa de acciones y los términos y condiciones del mismo no serán divulgados mediante comunicados de prensa o cualquier medio de comunicación masiva, así como en ningún otro documento público ni de otro carácter, sin el consentimiento previo por escrito de la otra Parte.

LAS PARTES acuerdan, y en ese sentido se obligan, a no divulgar y guardar estricta confidencialidad sobre la información, comunicaciones, mensajes de texto y demás documentaciones o datos que en virtud de la relación que mediante este acto se origine, se intercambien, se conozca y/o suministren.

El término “información confidencial” se refiere, en adelante, a todos los materiales, documentación, libros contables, información financiera, información de accionistas, información de clientes, comunicaciones (verbales, escritas o por cualquier medio) incluyendo información que no es conocida por ninguna otra persona, la cual, las partes, obtengan o hayan obtenido de forma directa o indirecta de la otra, de sus subsidiarias o de empresas afiliadas.

Las partes se sujetan y obligan a cumplir con los presentes términos de confidencialidad y no divulgación, y aceptan que toda la información obtenida de la otra, sus empresas afiliadas o subsidiarias, es de naturaleza confidencial. Así mismo, aceptan que tratarán dicha información de forma consistente con los términos y condiciones de los contratos de confidencialidad y no divulgación y las leyes vigentes en Colombia.

7.19 Representations and Warranties of FLORA

a. FLORA and/or its designee has complied with all laws applicable to the subject matter of the Contract;

b. FLORA hereby declares that the information contained herein is true and correct on the Closing Date.

c. FLORA declares and warrants that it has all the powers to make the purchase and that it has the required authorization, for the amount of the transaction, duly endorsed by the shareholders meeting, if any.

8. Costs, Expenses And Charges.

Unless the Parties agree otherwise in writing, each Party shall bear its own costs, expenses and fees related to the performance of the activities established in this share purchase agreement.

9. Confidentiality and Non-Disclosure

Each of the Parties agrees that the existence of this contract for the sale of shares and the terms and conditions thereof will not be disclosed through press releases or any mass media, as well as in any other public or other document, without the prior written consent of the other Party.

THE PARTIES agree, and in that sense undertake, not to disclose and keep strict confidentiality about the information, communications, text messages and other documentation or data that by virtue of the relationship that through this act originates, is exchanged, is known and / or supply.

The term "confidential information" refers, hereinafter, to all materials, documentation, accounting books, financial information, shareholder information, customer information, communications (verbal, written or by any means) including information that is not known to No other person, which the parties obtain or have obtained directly or indirectly from the other, its subsidiaries or affiliated companies.

The parties are bound and obliged to comply with these terms of confidentiality and non-disclosure, and accept that all information obtained from the other, its affiliated companies or subsidiaries, is confidential in nature. Likewise, they accept that they will treat said information in a manner consistent with the terms and conditions of the confidentiality and non-disclosure contracts and the laws in force in Colombia.

Adicionalmente, las partes podrán transmitir dicha información a sus agentes, representantes, empleados, asesores, contadores, técnicos, dignatarios, apoderados, directores, accionistas, subsidiarias o afiliadas, agencias de calificación, colaboradores y/o  entidades financieras, siempre que esté relacionado con el cumplimiento del presente Contrato de compraventa de acciones y se suscriban y se comprometan a guardar y hacer guardar a quienes de ellos dependan, igual nivel de confidencialidad al aquí pactado. Respondiendo por cualquier violación, revelación o transgresión de las obligaciones aquí estipuladas que estos hicieren.

En el evento que alguna de las partes sea requerida por la vía judicial o administrativa, en cumplimiento de las leyes vigentes, a proporcionar o revelar información confidencial de la otra parte, la parte requerida, si estuviera autorizado para ello, comunicará tal hecho a la Parte potencialmente afectada con la medida inmediatamente o a más tardar en el término de las veinticuatro (24) horas siguientes a dicho requerimiento, a fin de permitir a esta hacer uso de los mecanismos legales respectivos para impedir la revelación o proteger debidamente sus intereses.

Además, se excluye del compromiso de confidencialidad, la información que hubiese sido previamente difundida y/o la obtenida de buena fe de un tercero, que no tenga restricciones para su divulgación.

Las obligaciones de confidencialidad y no divulgación por este medio contraídas por las partes tendrán un término de vigencia de dos (2) años contados a partir de la firma del presente instrumento.

LOS VENDEDORES deberán abstenerse de cualquiera de las siguientes situaciones:

No podrán en ningún momento, durante la vigencia del presente Contrato, ni fuera de él, hacer o decir cualquier cosa, por cualquier razón que sea, que razonablemente pudiera considerarse por FLORA, como perjudicial, difamatoria, o, despectiva para sí o las Compañías afiliadas de FLORA, o sus marcas o sus productos, y, que afecte negativamente la reputación comercial o del negocio, o que enfrentara a LAS PARTES, y/o las Compañías afiliadas de FLORA, las marcas o cualquiera de los productos de estas (individual o colectivamente).

No podrán revelar cualquier incidente (si ocurriera) entre LAS PARTES, o circunstancias personales de LAS PARTES, que puedan causar que estas, y/o las Compañías afiliadas de FLORA y sus marcas y productos, quedaran desacreditadas públicamente.

Additionally, the parties may transmit said information to their agents, representatives, employees, advisers, accountants, technicians, dignitaries, attorneys, directors, shareholders, subsidiaries or affiliates, rating agencies, collaborators and / or financial entities, as long as it is related to the fulfillment of the present Contract for the sale of shares and they subscribe and undertake to keep and keep those who depend on them, the same level of confidentiality as that agreed here. Responding for any violation, disclosure or transgression of the obligations stipulated here that they do.

In the event that any of the parties is required by judicial or administrative means, in compliance with current laws, to provide or reveal confidential information of the other party, the requested party, if authorized to do so, will communicate such fact to the Party potentially affected by the measure immediately or at the latest within the term of twenty-four (24) hours following said request, in order to allow it to make use of the respective legal mechanisms to prevent disclosure or duly protect its interests.

In addition, information that had been previously disclosed and / or obtained in good faith from a third party, which has no restrictions for its disclosure, is excluded from the confidentiality commitment.

The obligations of confidentiality and non-disclosure by this means contracted by the parties will have a term of two (2) years as of the signing of this instrument.

THE SELLERS must refrain from any of the following situations:

You may not at any time, during the term of this Agreement, or following Closing, do or say anything, for whatever reason, that could reasonably be considered by FLORA, as harmful, defamatory, or , derogatory to itself or the affiliated companies of FLORA, or their brands or their products, and, that negatively affects the commercial or business reputation, or that will confront THE PARTIES, and / or the affiliated companies of FLORA, the brands or any of their products (individually or collectively).

You may not disclose any incident (if it occurs) between THE PARTIES, or personal circumstances of THE PARTIES, that may cause these, and / or the affiliated companies of FLORA and their brands and products, to be publicly discredited.

10. Obligación de no competencia.

1.
Los VENDEDORES deberán abstenerse de participar por sí o por interpuesta persona en interés personal o de terceros, en actividades que impliquen competencia con la sociedad o en actos que impliquen competencia con las actividades que adelantan FLORA y/o CRONOMED, o en actos respecto de los cuales exista conflicto de intereses.

2.
LOS VENDEDORES, reconocen expresamente con la firma de este contrato que en modo alguno esta obligación de no hacer, viola sus derechos fundamentales al trabajo o a la iniciativa empresarial, sino que ello es una consecuencia de su libre y espontánea voluntad, el cual supone el deber de lealtad hacía la sociedad.

En desarrollo de esta disposición los VENDEDORESse abstendrán de:

a.
Participar como accionistas, socios, gestores, contratistas o empleados relacionados de alguna manera con personas jurídicas, personas naturales o establecimientos de comercio que adelanten las mismas actividades de FLORA GROWTH CORP  O CRONOMED. Se exceptúan de esta obligación las participaciones de  este tipo con las que cuente LOS VENDEDORES, previas a la firma de este contrato, las cuales serán declaradas en documento anexo.

b.	Contactar, para propósitos de competencia, a proveedores, clientes, entidades o personas que hagan parte de la cadena de valor del negocio que explota FLORA GROWTH CORP. O CRONOMED.

c.
Revelar a cualquier persona o empresa, cualquier negocio, secreto técnico o comercial, detalles de la organización de la sociedad o de sus asuntos operacionales, nombres de clientes o cualquiera otra información que sea susceptible de ser empleada por dichas personas o empresas para desarrollar actividades o emprender acciones de competencia comercial con FLORA GROWTH CORP.  O CRONOMED

10. Non-competition obligation.

1.
The SELLERS must abstain from participating, by themselves or through an intermediary, in personal interests or those of third parties, in activities that imply competition with the company or in acts that imply competition with the activities carried out by FLORA and/or CRONOMED, or in acts with respect to which there is a conflict of interest.

2.
THE SELLERS expressly acknowledge, by signing this contract, that in no way does this obligation not to do anything violate their fundamental rights to work or to entrepreneurship, but that it is a consequence of their free and spontaneous will, which implies a duty of loyalty to society.

In developing this provision, the SELLERS will refrain from:

a.
Participating as shareholders, partners, managers, contractors or employees related in any way to legal persons, natural persons or commercial establishments that carry out the same activities of the partners and FLORA GROWTH CORP.  OR CRONOMED . The participations of this type that THE SELLERS have, prior to the signing of this contract, are exempted from this obligation, which will be declared in an attached document.

b.	Contact, for competition purposes, suppliers, clients, entities or people that are part of the value chain of the business that FLORA GROWTH CORP. OR CRONOMED.

c.
Reveal to any person or company, any business, technical or commercial secret, details of the organization of the company or of its operational affairs, names of clients or any other information that may be used by said persons or companies to develop activities or undertake commercial competition actions with FLORA GROWTH CORP.  OR CRONOMED.

d.
Inducir, influenciar o convencer a cualquier cliente, proveedor, empleado o relacionado con los negocios de la sociedad para que abandone su relación contractual o comercial con ella o para que inicie relaciones de la misma naturaleza con compañías o personas que sean competencia directa o indirecta de la sociedad.

e.
Participar como accionistas, socios, gestores, contratistas, colaboradores o empleados relacionados de alguna manera con personas jurídicas, personas naturales o establecimientos de comercio que adelanten, actividades de cultivo de cannabis psicoactivo y/o no psicoactivo (lo que incluye cáñamo), fabricación de derivados de cannabis psicoactivo y/o no psicoactivo (lo que incluye cáñamo) en cualquiera de sus variedades, usos médicos, científicos, industriales, textiles, veterinarios, cosméticos, alimenticios, o farmacéuticos de cannabis psicoactivo y/o no psicoactivo (lo que incluye cáñamo), comercialización, exportación e importación de materia prima o productos terminados de cannabis psicoactivo y/o no psicoactivo (lo que incluye cáñamo).

11. Enmiendas al presente Contrato.

Cualquier disposición de este contrato podrá ser modificada o renunciada, ya sea en general o en un caso particular, con el consentimiento escrito de los Accionistas que posean, en conjunto, la mayoría de las Acciones en circulación en poder de todos los Accionistas, siempre que (i) ninguna de esas modificaciones imponga o aumente ninguna responsabilidad u obligación a un Accionista sin el consentimiento de dicho Accionista, (ii) ninguna de dichas modificaciones tendrá un efecto desproporcionadamente adverso para ningún Accionista en relación con los demás Accionistas sin el consentimiento de dicho Accionista, (iii) ninguna de esas modificaciones modificará las mayorías requeridas en este contrato (i. e. Mayoría) excepto con el voto unánime de los Accionistas (o el Consentimiento escrito unánime de los Accionistas).

Cualquier modificación o renuncia efectuada de conformidad con esta Sección será vinculante para cada Accionista y la Sociedad.

d.
Induce, influence or convince any client, supplier, employee or related to the business of the company to abandon their contractual or commercial relationship with it or to initiate relationships of the same nature with companies or people that are direct or indirect competition of the society.

e.
Participate as shareholders, partners, managers, contractors, collaborators or employees related in any way to legal entities, natural persons or commercial establishments that carry out psychoactive and / or non-psychoactive cannabis cultivation activities (which includes hemp), manufacture of derivatives of psychoactive and / or non-psychoactive cannabis (which includes hemp) in any of its varieties, medical, scientific, industrial, textile, veterinary, cosmetic, food, or pharmaceutical uses of psychoactive and / or non-psychoactive cannabis (which includes hemp), marketing, export and import of raw material or finished products of psychoactive and / or non-psychoactive cannabis (which includes hemp).

11. Amendments of this contract.

Any provision of this contract may be modified or waived, either in general or in a particular case, with the written consent of the Shareholders who jointly hold the majority of the outstanding Shares held by all the Shareholders, provided that (i) none of those modifications will impose or increase any liability or obligation on a Shareholder without the consent of said Shareholder, (ii) none of those modifications will have a disproportionately adverse effect on any Shareholder in relation to other Shareholders without the consent of said Shareholder. Shareholder, and (iii) none of those modifications will modify the majorities required in this contract (i. e. Majority) except with the unanimous vote of the Shareholders (or the unanimous written Consent of the Shareholders).

Any modification or resignation made in accordance with this Section will be binding on each Shareholder and the Company.

12. Cláusula de Arbitraje y Ley Aplicable.

12.1. Ley Aplicable.

Este Contrato será regido por e interpretado de acuerdo con las leyes vigentes en la República de Colombia.

12.2. Cláusula de Arbitraje.

Las Partes acuerdan expresamente que toda controversia o diferencia relativa a este Contrato o que tenga relación con el mismo, se resolverá por un Tribunal de Arbitramento ante el Centro de Arbitraje y Conciliación de la Cámara de Comercio de Bogotá de acuerdo con las siguientes reglas:

a.
El Tribunal estará integrado por un (1) árbitro designados por las Partes de común acuerdo dentro de los cinco (5) días siguientes a la fecha en que cualquiera de ellas solicite por escrito a la otra tal designación. En caso de que no fuere posible, el árbitro será designado por el Centro de Arbitraje y Conciliación de la Cámara de Comercio de Bogotá, a solicitud de cualquiera de las Partes, por sorteo entre los árbitros inscritos en la lista “A” en dicho Centro de Arbitraje.

b.	El Tribunal decidirá en derecho.

c.	El Tribunal sesionará en las instalaciones del Centro de Arbitraje y Conciliación de la Cámara de Comercio de Bogotá.

d.	La organización interna, tarifas y honorarios del tribunal se sujetarán a las reglas previstas para el efecto por el Centro de Arbitraje y Conciliación de la Cámara de Comercio de Bogotá.

e.	Cada parte asumirá los costos y gastos que demande su representación ante el tribunal arbitral que se conforme para la solución de la correspondiente disputa.

13. Notificaciones.
Cualquier notificación, comunicación, entrega, requerimiento o solicitud que se realice a cualquiera de las Partes en desarrollo del presente Contrato deberá constar por escrito y ser dirigida a la siguiente dirección:

12. Arbitration Clause and Applicable Law

12.1 Applicable Law.

This Contract will be governed by and interpreted in accordance with the laws in force in the Republic of Colombia.

12.2 Arbitration Clause.

The Parties expressly agree that any controversy or difference related to this Contract or related to it, will be resolved by an Arbitration Tribunal before the Arbitration and Conciliation Center of the Bogotá Chamber of Commerce in accordance with the following rules:

a.
The Tribunal shall be composed of one (1) arbitrator appointed by the Parties by mutual agreement within five (5) days following the date on which either of them requests such appointment in writing from the other. In the event that this is not possible, the arbitrator will be appointed by the Arbitration and Conciliation Center of the Bogotá Chamber of Commerce, at the request of any of the Parties, by lottery among the arbitrators registered on list "A" in said Center. of Arbitration.

b.	The Court will decide in law.

c.	The Court will meet at the facilities of the Arbitration and Conciliation Center of the Bogotá Chamber of Commerce.

d.	The internal organization, rates and fees of the court will be subject to the rules provided for that purpose by the Arbitration and Conciliation Center of the Bogotá Chamber of Commerce.

e.	Each party will assume the costs and expenses demanded by its representation before the arbitral tribunal that is established for the solution of the corresponding dispute.

13. Notifications

All notifications, requests, demands and any other communication that are required or may be sent by virtue of this Contract, shall be understood to be duly processed only on the Business Day following the date of dispatch to the addresses indicated in this Section, as follows:

FLORA GROWTH CORP:
SERGIO DAMIÁN LÓPEZ

Dirección: 65 Queen St W Suite 900 Toronto Ontario, Canada
Los Vendedores:

Atención:
Inversiones Montearroyo Asociados SAS
Dirección: Calle 98 70-91 ofc 506 (Bogotá)
Teléfono: 321 232 02 11
Correo Electrónico: nuryurrego@puntofarma.co

Atención: Diego Fernando Ramírez Pardo.
Dirección: Carrera 10 7-48 (Bogotá)
Teléfono: 310 677 21 48
Correo Electrónico: dirampar@gmail.com

Atención: Jair Fernely Osuna Lopez
Dirección: Carrera109A 148-91 Torre 7 Apto. 10-01(Bogotá)
Teléfono: 318 280 10 78
Correo Electrónico: jairosuna.l@hotmail.com

Atención: Inversiónes Multicentro SAS
Dirección: Calle 98 68C-06 (Bogotá)
Teléfono: 051-484 68 20
Correo Electrónico: leonardo.reyes@invml.com

Atención: Lucelida Castañeda De Corredor
Dirección: Calle 25 22-05 (Paipa Boyacá)
Teléfono: 313 716 91 35
Correo Electrónico:
masdescuentosdrogueria@hotmail.com

Atención: Mary Luz González Cortes
Dirección: Avenida Pradilla  No. 1B-33 (Chía Cundinamarca)
Teléfono: 310 292 46 92
Correo Electrónico: maocamoz@gmail.com

Atención: Orladys Acero De Ospina
Dirección: Cerró Azul del Vergel Torre 1 Apto. 601 Ibagué Tolima
Teléfono: 318 373 00 05
Correo Electrónico:Orladys@yhaoo.es

Atención: Adriana Elizabeth Pérez Medina
Dirección: Avenida 1 de mayo No. 52A - 33 piso 3
Teléfono: 314 293 85 03
Correo Electrónico:
farmapymegerencia@gmail.com

FLORA GROWTH CORP:
SERGIO DAMIÁN LÓPEZ
Address: 65 Queen St W Suite 900 Toronto Ontario, Canada

The Sellers:

Attention: Inversiones Montearroyo Asociados SAS
Address: Calle 98 70-91 ofc 506 (Bogotá)
Telephone: 321 232 02 11
Email: nuryurrego@puntofarma.co

Attention: Diego Fernando Ramírez Pardo.
Address: Carrera 10 7-48 (Bogotá)
Telephone: 3114486131
Email: wiramlopez@gmail.com
Attention: Jair Fernely Osuna Lopez
Address: Carrera 109A 148-91 Torre 7 Apt. 10-01 (Bogotá)
Telephone: 318 280 10 78
Email: jairosuna.l@hotmail.com

Attention: Inversiones Multicentro SAS
Address: Calle 98 68C-06 (Bogotá)
Telephone: 051-484 68 20
Email: leonardo.reyes@invml.com

Attention: Lucelida Castañeda De Corredor
Address: Calle 25 22-05 (Paipa Boyacá)
Telephone: 313 716 91 35
Email: masdescuentosdroguerias@hotmail.com

Attention: Mary Luz Gonzalez Cortes
Pradilla
Address: Avenue No. 1B-33 (Chía Cundinamarca)
Telephone: 310 292 46 92
Email: maocamoz@gmail.com

Attention: Orladys Acero De Ospina
Address: Cerró Azul del Vergel Torre 1 Apto. 601 Ibagué Tolima
Telephone: 318 373 00 05
Email: Orladys@yhaoo.es

Attention: Adriana Elizabeth Pérez Medina
Address: Avenida 1 de mayo No. 52A - 33 piso 3
Telephone: 314 293 85 03
Email: farmapymegerencia@gmail.com

Atención: Angie Zulanny Jimenez Castellanos
Dirección: Carrera 70 62-28 Sur
Teléfono: 311 254 30 90 - 304 526 0804
Correo Electrónico: distrizulanny@outlook.com

Atención: Diana Patricia Elizalde Arias
Dirección: Carrera 12 15-14 Local 1 Villavicencio - Meta
Teléfono: 320 408 75 49 - 038 660 61 24
Correo Electrónico: patricia-eliz@hotmail.com

Atención: María Yolima Pedraza Moreno
Dirección: Calle 23A No. 59 - 72 Apto 301 Torre 1 Conjunto Louisiana (Bogotá)
Teléfono: 321 464 32 88
Correo Electrónico: Puntohojara@gmail.com

Atención: Luis Gerardo Tovar Osorio
Dirección: Calle 44 16-58
Teléfono: 200 22 35 - 310 860 03 29
Correo Electrónico:
gerencia@ortopedicosdisalud.com

Atención: Olga Lucia Ruge León
Dirección: Carrera 68B 24A 64 Interior 1 Apto 1003 (Bogotá)
Teléfono: 311 278 73 00
Correo Electrónico: olga.l.ruge@gmail.com

Atención: Pharmades SAS
Dirección: Carrera 43 # 9 A-16 (Cali)
Teléfono: 348 12 87
Correo Electrónico:
gerenciacomercial@pharmades.com.co

Attention: Angie Zulanny Jimenez Castellanos
Address: Carrera 70 62-28 Sur
Telephone: 311 254 30 90 304 526 0804
Email: distrizulanny@outlook.com

Attention: Diana Patricia Elizalde Arias
Address: Carrera 12 15-14 Local 1 Villavicencio - Meta
Telephone: 320 408 75 49 - 038 660 61 24
Email: patricia-eliz@hotmail.com

Attention: Maria Yolima Pedraza Moreno
Address:Calle 23A No. 59 - 72 Apto 301 Torre 1 Conjunto Louisiana (Bogotá)
Telephone: 321 464 32 88
Email: Puntohojara@gmail.com

Attention: Luis Gerardo Tovar Osorio
Address: Calle 44 16-58
Telephone: 200 22 35 - 310 860 03 29
Email: gerencia@ortopedicosdisalud.com

Attention: Olga Lucia Ruge Leon
Address: Carrera 68B 24A 64 Interior 1 Apto 1003 (Bogotá)
Telephone: 311 278 73 00
Email: olga.l.ruge@gmail.com

Attention: Pharmades SAS
Address: Carrera 43 # 9 A-16 (Cali)
Telephone. 348 12 87
Email: gerenciacomercial@pharmades.com

Las notificaciones por mensajero o correo certificado se entenderán recibidas al día hábil siguiente. Las notificaciones por correo electrónico se entenderán realizadas cuando (i) el remitente reciba la confirmación de lectura del correo electrónico, si lo ha enviado con esa opción, o (ii) cuando el destinatario le confirme vía correo electrónico el recibo de la comunicación.

Cualquier cambio en estas direcciones deberá ser notificado a la otra Parte.

14. Cesión.

Ninguna de las Partes podrá ceder, delegar o de otra manera transferir cualquiera de sus respectivos derechos u obligaciones bajo este Contrato sin el consentimiento de las demás Partes.

15. Renuncia de Derechos.

Cualquier disposición de este Contrato podrá ser renunciada únicamente si, dicha renuncia se hace por escrito y está firmada por cada Parte contra la cual la renuncia deba ser efectiva. La omisión, demora o falta de acción de cualquiera de las Partes en el ejercicio de cualquiera de sus derechos, facultades o recursos derivados del presente Contrato en ningún caso será interpretada en el sentido de que la respectiva Parte haya renunciado a los derechos, facultades o recursos correspondientes.

16. Modificaciones

El presente Contrato solamente podrá ser modificado mediante acuerdo escrito firmado por las Partes. Bajo ninguna circunstancia, el presente Contrato podrá ser terminado o modificado verbalmente ni de manera unilateral por una de las Partes.

17. Consentimiento Mutuo

Las Partes declaran y aceptan que todas las estipulaciones de este Contrato han sido ampliamente discutidas y negociadas, y que ninguna de las Partes ha impuesto a la otra los términos y condiciones aquí contempladas. Cada uno de las Partes acepta voluntariamente firmar este Contrato.

18. Gastos asumidos por las Partes.

Las Partes acuerdan que todos los costos, impuestos y gastos que se generen por la celebración de este Contrato y por el Cierre de las operaciones en él contempladas serán asumidos por la Parte que esté obligada a su pago, bajo la Ley Aplicable. Todos los gastos en que incurra cada Parte en relación con la negociación, preparación y firma de este Contrato, tales como los originados en la obtención de trámites o permisos y por honorarios y gastos de sus banqueros, abogados, asesores, contadores y otros expertos, incluida cualquier obligación de pagarles comisiones, comisiones de éxito o similares, serán exclusivamente por su cuenta y riesgo. De igual manera, los gastos en que cada Parte deba incurrir para dar cumplimiento a sus obligaciones o para ejercer los derechos estipulados a su nombre en el presente este Contrato, salvo en los casos de reclamaciones derivadas de incumplimientos, serán exclusivamente por su cuenta y riesgo.

Notifications by courier or certified mail shall be deemed received the next business day. Email notifications will be deemed to have been made when (i) the sender receives the email reading confirmation, if it has been sent with that option, or (ii) when the recipient confirms the receipt of the communication via email.

Any change in these addresses must be notified to the other Party.

14. Assignment

Neither Party may assign, delegate, or otherwise transfer any of their respective rights or obligations under this Agreement without the consent of the other Parties.

15. Waiver of Rights.

Any provision of this Contract may be waived only if said waiver is made in writing and signed by each Party against whom the waiver must be effective. The omission, delay or lack of action of any of the Parties in the exercise of any of their rights, powers or resources derived from this Contract shall in no case be interpreted in the sense that the respective Party has waived the rights, powers or corresponding resources.

16. Modifications

This Contract may only be modified by means of a written agreement signed by the Parties. Under no circumstances, this Contract may be terminated or modified verbally or unilaterally by one of the Parties.

17. Mutual Consent

The Parties declare and accept that all the stipulations of this Contract have been widely discussed and negotiated, and that neither of the Parties has imposed on the other the terms and conditions contemplated herein. Each of the Parties voluntarily agrees to sign this Agreement.

18. Expenses assumed by the Parties.

The Parties agree that all costs, taxes and expenses that are generated by the execution of this Contract and by the Closing of the operations contemplated in it will be assumed by the Party that is obliged to pay them, under the Applicable Law. All expenses incurred by each Party in relation to the negotiation, preparation and signing of this Contract, such as those originated in obtaining procedures or permits and for fees and expenses of its bankers, lawyers, advisors, accountants and other experts, including any obligation to pay them commissions, success commissions or the like, will be solely at your own risk and expense. Similarly, the expenses that each Party must incur to comply with its obligations or to exercise the rights stipulated in its name in this Contract, except in cases of claims derived from breaches, will be exclusively at its own risk and expense.

19. Ley Aplicable

La formación, construcción y aplicación del presente contrato de compraventa de acciones, se regirá por las leyes de la República de Colombia. Las Partes se someten irrevocablemente a la jurisdicción exclusiva de Colombia y renuncian a cualquier argumento de no conveniencia o similar.

20.Vigencia

El presente Contrato tendrá plena vigencia y efecto a partir de la fecha de su ejecución y durante toda la vida de la Compañía.
21. Idioma.

Para efectos de la Transacción, desde sus actos preparativos incluyendo el presente contrato de compraventa de acciones, de ejecución y terminación, se tendrá como idioma oficial el Castellano. Cualquier diferencia que pueda resultar entre documentos redactados en inglés o cualquier otro idioma y el español, prevalecerán los escritos en este último.

22. Contrato Integral.

El presente contrato (considerado conjuntamente con todos sus Anexos y contratos accesorios) constituye el contrato integral entre las Partes con respecto al objeto, obligaciones y compromisos aquí contemplados, y por tanto reemplaza y deja sin efecto legal alguno cualquier contrato, contrato o entendimiento previo (incluyendo contrato de confidencialidad, carta de vinculante, oferta vinculante o no vinculante, hoja de términos o similar), escrito o verbal, que las Partes hubieran tenido sobre este particular y las Transacciones contempladas en este contrato.

Para constancia se firma en dos ejemplares del mismo tenor con destino a cada una de las Partes, el 18 diciembre de 2020.

19. Applicable Law

The formation, construction and application of this contract for the sale of shares will be governed by the laws of the Republic of Colombia. The Parties irrevocably submit to the exclusive jurisdiction of Colombia and waive any argument of non-convenience or similar.

20. Validity

This Agreement will be in full force and effect from the date of its execution and throughout the life of the Company.

21. Language.

For purposes of the Transaction, from its preparatory acts including this binding agreement, of execution and termination, Spanish will be the official language. Any difference that may result between documents written in English or any other language and Spanish, those written in the latter shall prevail.

22. Entire Agreement.

This contract (together with all its Exhibits and ancillary agreements) constitutes the entire agreement between the Parties with respect to the subject matter, obligations and commitments contemplated herein, and therefore supersedes and supersedes any prior agreements, contracts or understandings (including confidentiality agreements, letters of intent, binding or non-binding offers, term sheets or the like), written or oral, that the Parties may have had with respect to this subject matter and the Transactions contemplated by this contract.

For the record, two copies of the same wording are signed for each of the Parties, on December [*], 2020.

Por/by

The buyer,
(ORIGINAL SIGNED)
/s/Damian Lopez
Name: Sergio Damián López
ID. HP135667
First Director
FLORA GROWTH CORP
Corporation number 002685552

Por/by

The seller,
(ORIGINAL SIGNED)
/s/Luis Gerardo Tovar Osorio
Name: Luis Gerardo Tovar Osorio
C.C. 79.397.086

The seller,
(ORIGINAL SIGNED)
/s/Lucelida Castañeda de Corredor
Nombre: Lucelida Castañeda de Corredor
C.C. 37.805.104

The seller,
(ORIGINAL SIGNED)
/s/Leonardo Reyes Trujillo
Name: Inversiones Multicentro S.A.S.
NIT: 900.997.698-3
Leonardo Reyes Trujillo
Legal representative
C.C 93.395.821

The seller,
(ORIGINAL SIGNED)
/s/Adriana Elizabeth Pérez Medina
Name: Adriana Elizabeth Pérez Medina.
C.C 52.361.318

The seller,
(ORIGINAL SIGNED)
/s/Angie Zulanny Jiménez Castellanos
Name: Angie Zulanny Jiménez Castellanos.
C.C 1.024.558.870

The seller,
(ORIGINAL SIGNED)
/s/Diego Fernando Ramírez Pardo
Name: Diego Fernando Ramírez Pardo.
C.C 1.121.205.004

The seller,
(ORIGINAL SIGNED)
/s/Orladis Acero de Ospina
Name: Orladis Acero de Ospina.
C.C 51.931.372

The seller,
(ORIGINAL SIGNED)
/s/Mary Luz Gonzales Cortés
Name: Mary Luz Gonzales Cortés.
C.C 35.474.390

The seller,
(ORIGINAL SIGNED)
/s/Olga Lucia Ruge León
Name: Olga Lucia Ruge León.
C.C 52.053.354

The seller,
(ORIGINAL SIGNED)
/s/Rigoberto Jaramillo Aguirre
Name: Pharmades S.A.S.
NIT: 900.378.926-2
Rigoberto Jaramillo Aguirre.
Legal representative
C.C 16.591.819

The seller,
(ORIGINAL SIGNED)
/s/María Yolima Pedraza Moreno
Name: María Yolima Pedraza Moreno.
C.C. 41.575.953

The seller,
(ORIGINAL SIGNED)
/s/ Diana Patricia Elizalde Arias
Name: Diana Patricia Elizalde Arias.
C.C. 40.383.825

The seller,
(ORIGINAL SIGNED)
/s/ Jair Fernely Osuna Lopez
Name: Jair Fernely Osuna López.
C.C. 11.322.270

The seller,
(ORIGINAL SIGNED)
/s/ Maria Amidia Urrego Linares
Name: Inversiones Montearroyo. Asociados S.A.S.
NIT: 800.135.325-0.
María Amidia Urrego Linares.
Legal representative.
C.C 52.160.741